Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cascade Bancorp Incentive Stock Option Plan and the Registration Statement (Form S-8) pertaining to the Cascade Bancorp Employees' 401(k) Profit Sharing Plan of our report dated January 11, 2002, with respect to the consolidated financial statements of Cascade Bancorp and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ Symonds, Evans & Company, P.C.

Portland, Oregon
March 18, 2002